UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 1, 2010

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1334
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 1, 2010, Escalade, Incorporated (“Escalade”) and each of its domestic subsidiaries (collectively with Escalade, the “Company”) entered into a Fourth Amendment to Escalade’s Credit Agreement with its issuing bank, JPMorgan Chase Bank, N.A. (“Chase”).    The purposes of the Fourth Amendment was (1) to obtain Chase’s consent (A) to Escalade’s transfer of its equity interests in its Chinese subsidiary, Martin Yale International (Beijing) Trading Co., to its German subsidiary, Martin Yale International GmbH, and (B) to Martin Yale International GmbH’s transfer of its business operations and assets located in Crawley, West Sussex, United Kingdom, to its United Kingdom subsidiary, Martin Yale International Ltd., and (2) to revise Schedule 3.15 of the Credit Agreement to include Escalade’s foreign subsidiaries, which listing was inadvertently incomplete upon execution of the original Credit Agreement.   All other terms of the Credit Agreement remain in effect and are unchanged.  The entire text of the Fourth Amendment dated as of March 1, 2010 to Credit Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
10.1	Fourth Amendment dated as of March 1, 2010 to Credit Agreement by and between Escalade, Incorporated and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.
ESCALADE, INCORPORATED

Date: March 2, 2010	By:	/s/ Deborah J. Meinert
Vice President Finance, Chief Financial Officer and Secretary

Exhibit 10.1

Fourth Amendment dated as of March 1, 2010 to Credit Agreement by and between Escalade, Incorporated and JPMorgan Chase Bank, N.A.